ABERDEEN FUNDS

Registration No. 811-22132
FORM N-SAR
Annual Period Ended October 31, 2012

SUB-ITEM 77M: Mergers

The response to question 77M regarding Mergers is hereby incorporated by reference to the Supplement as filed with the Securities and Exchange Commission on July 26, 2012 (SEC Accession No. 0001104659-12-051511).

The response to question 77M regarding Mergers is hereby incorporated by reference to the Supplement as filed with the Securities and Exchange Commission on March 5, 2012 (SEC Accession No. 0001104659-12-015539).